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LEW MAGRAM, INC.           DIPLOMAT CORPORATION
914 Alfred Avenue          25 Kay Fries Drive
Teaneck, New Jersey        Stony Point, New York



                                                     October 23, 1997


Joseph J. Grabowski
61 Hampshire Road
Great Neck, New York  11023


                  Re:      Settlement Agreement
                           --------------------

Dear Mr. Grabowski:

                  Lew Magram, Inc. ("Magram") and Diplomat Corporation ("Diplomat"), on the one hand, and Joseph J. Grabowski ("Grabowski"), on the other hand, by executing this letter agreement (the "Agreement"), each represent, stipulate, covenant, and agree as follows:

                  1. Until his employment was terminated on August 4, 1997, Grabowski served as President and Chief Executive Officer of Jean Grayson's Brownstone Studio, Inc., which along with its affiliate Wilroy, Inc., is currently the subject of a Chapter 11 Bankruptcy Proceeding pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") captioned as In re Jean Grayson's Brownstone Studio, Inc., d/b/a Brownstone Studio, Inc. and Wilroy, Inc., jointly administered Chapter 11 Case Nos. 97-B-41214 and 97 B-41215 (JLG) (the "Debtor").

                  2. On September 25, 1997, the Debtor filed a motion seeking approval of an Asset Purchase Agreement between the Debtor, as seller and Magram, as buyer, free and clear of all liens,


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claims, interest and encumbrances (the "Sale motion"), which is scheduled for hearing on October 24, 1997 at 9:00 a.m.

                  3. On October 16, 1997, Grabowski served upon the Debtor, Magram and the Official Committee of unsecured creditors (the "Committee") a request for payment of Administrative Expenses in the amount of $262,843.40 ("Administrative Claim"), which was filed with the Bankruptcy Court on October 17, 1997, seeking payment for inter alia, severance pay, accrued vacation pay, unreimbursed travel and entertainment expense and other sums as more fully delineated in the Administrative Claim.


                  4. On October 16, 1997, Grabowski served upon the Debtor, Magram and the Committee a Verified Objection of Grabowski to the Sale Motion ("Objection") and Notices of Deposition and Requests for Production of Documents upon the Debtor's principal, Kenneth Grossman, and upon Magram's principal's, Jay M. Kaplowitz and Robert M. Rubin.

                  5. Magram, Diplomat and Grabowski have agreed to the following settlement regarding the Sale Motion, the Objection and the Administrative
Claim:

                           a. Grabowski shall refrain from filing the Objection
prior to the Sale Hearing so long as the terms hereof are disclosed by Magram to the Court at the Sale Hearing, but shall have until the beginning of the Sale Hearing to file such Objection in the event of Magram's failure to comply with the terms of this paragraph.

                           b. At the closing of the Asset Purchase Ageement, but
in no event later than October 31, 1997 at 5:00 p.m., Magram


                                        2

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and/or Diplomat shall pay to Grabowski the sum of $12,500.00 in good and immediately available funds by certified or bank check and deliver to him 15,000 unrestricted shares of Diplomat common stock which is publicly traded on NASDAQ. On or before November 28, 1997, Diplomat and/or Magram shall deliver to Grabowski an additional 2,500 unrestricted shares of publicly traded Diplomat common stock. Upon full payment as set forth in the previous two (2) sentences, Grabowski shall assign his Administrative Claim to Magram.

                           c. Grabowski shall be reasonably available on a
non-exclusive basis for a sixty (60) day period to consult with Magram concerning the Debtor's business, so long as such consulting services do not conflict with any other business activity engaged in by Grabowski, including, without limitation, Grabowski's search for employment and/or the performance of the terms of any other employment or consulting position he may obtain. In no event shall Grabowski's search for employment and/or his performance of the terms of any employment make him unavailable to Magram for reasonably requested consulting services.

                  6. If, for any reason, whether in connection with a voluntary or involuntary bankruptcy proceeding, or otherwise, all or any portion of payments made pursuant to this Agreement is required to be returned by or is disgorged from Grabowski pursuant to a Court Order, and Diplomat or Magram fail to repay Grabowski the amount so returned or disgorged within ten days of such return or disgorgement, then, in such event, the assignment of the Administrative Claim to Magram shall be nullified and the Debtor


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shall continue to be obligated for the full Administrative Claim, less any payments which have been received on the Administrative Claim and are actually retained by Grabowski from any source.

                  7. In the event that any provision of this Agreement is breached by Magram or Diplomat, Grabowski shall (a) have the right to prosecute his Administrative Claim in its full amount, minus any payments already received by him under the Agreement and (b) may seek to enforce the terms of this Agreement in any appropriate forum.

                  8. Upon full compliance with the provisions of Paragraph 4, Magram, Diplomat, Grabowski and the Debtor shall execute and deliver mutual releases subject to the provisions of paragrphs 5 and 6.

                  9. This Agreement is only effective if Magram is the successful purchaser at the Sale Hearing.

                  10. Time shall be of the essence as to each and every obligation of Diplomat and Magram hereunder, and their failure to meet any one such obligation shall constitute a default hereunder.

                  11. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

                  12. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.


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                  13. The provisions of this Agreement are intended to be for the sole benefit of the parties hereto and their respective successors and assigns, and are not intended to be, nor shall be construed to be, for the benefit of any third party.

                  14. This Agreement may be executed in counterparts.

                                            Very truly yours,

                                            Diplomat Corporation


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


                                            Lew Magram, Inc.


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

ACCEPTED AND AGREED TO:


--------------------------------
Joseph J. Grabowski


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STATE OF NEW YORK             )
                              :  ss.:
COUNTY OF                     )


                  On this __________ day of October, 1997, before me personally came _______________________________________________, to me known to be the of
____________________________________________ Diplomat Corporation, who executed the foregoing instrument on behalf of such entity, and acknowledged that he executed the same.

                                             __________________________________
______________________________
                                             Notary Public



STATE OF NEW YORK             )
                              :  ss.:
COUNTY OF NEW YORK            )


                  On this __________ day of October, 1997, before me personally came JOSEPH J. GRABOWSKI, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                             __________________________________
______________________________
                                             Notary Public


STATE OF NEW YORK             )
                              :  ss.:
COUNTY OF NEW YORK            )


                  On this __________ day of October, 1997, before me personally came _______________________________________________, to me known to be the
____________________________________________ of Lew Magram, Inc., who executed the foregoing instrument on behalf of such entity, and acknowledged that he executed the same.

                                             __________________________________
______________________________
                                             Notary Public


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